                             Clearwing Capital, LLC
                     c/o Global Securitization Services, LLC
                        114 West 47th Street, Suite 1715
                            New York, New York 10036
                               (Tel.) 212 302 5151
                               (Fax) 212 302 8767

                                                              September 22, 2003


American Business Financial Services, Inc.
and its subsidiaries party to this Fee Letter
c/o American Business Financial Services, Inc.
The Wanamaker Building
100 Penn Square East
Philadelphia, Pennsylvania  19107
Attention:  Mr. Anthony J. Santilli


                           Re:      Fee Letter
                                    ----------

Ladies and Gentlemen:

                  Reference is made to that certain Commitment Letter of even date herewith (the "Commitment Letter") between American Business Financial Services, Inc. ("ABFS") and Chrysalis Warehouse Funding, LLC ("Lender"), a wholly-owned affiliate of Clearwing Capital, LLC ("Clearwing"), and this is the "Fee Letter" referred to therein. Subject to the terms of the Commitment Letter, Lender has committed to provide ABFS and certain of its subsidiaries a mortgage warehouse line of credit (the "Line of Credit") with an initial maximum commitment of $250 million. Initially capitalized terms that are not defined herein shall have the meanings ascribed thereto in the Commitment Letter.

                  As consideration for Lender's agreement to arrange the Credit Facilities and its commitments under the Commitment Letter, you agree to pay to Lender, upon the date of your written acceptance of the Commitment Letter (a) a Commitment Fee (the "Commitment Fee") of $3,625,000, which shall be fully earned and due and payable in full in immediately available funds upon such acceptance, and (b) a Work Fee in accordance with the terms set forth in the Commitment Letter.

                  A closing fee (the "Closing Fee") of $8,625,000 will be fully earned upon the Closing Date of the Credit Facilities; with $6,125,000 due and payable in immediately available funds on the Closing Date and the remaining $2,500,000 to be deferred until the earlier of the termination of the Facility or the third anniversary of the Closing Date.

                  A Credit Support and Arrangement Fee of $26,250,012 shall be fully earned on the Closing Date of the Credit Facilities and shall be payable in 36 equal installments of $729,167 each, payable on the first day each calendar month through the Maturity Date in advance for the term of the Credit Facilities, with the first payment to be prorated from the Closing Date through the first day of the next month and payable on such date.

                  A Monitoring Fee of $3,000,000 shall be fully earned on the Closing Date and shall be payable in 12 equal installments of $250,000 each, payable on the first day of each calendar quarter through the Maturity Date, with the first payment to be prorated from the Closing Date through the first day of the next quarter and payable on such date.

                  As additional consideration for the Lender providing the Line of Credit, each of ABFS and those of ABFS' direct or indirect subsidiaries that are parties to this Fee Letter, jointly and severally, agree to pay (or cause to be paid) to Clearwing a transaction fee in connection with new or continuing, senior secured, on or off balance sheet, short term financing of residential mortgage loan originations, including any extension of the term or expansion of the amount of any existing lines of credit or financing transactions (including, without limitation, the currently contemplated financing by JP Morgan Chase and any financings provided by the Lender or its affiliates other than the Credit Facilities for which all compensation is set forth above and in the Commitment Letter) that is consummated by ABFS, any of its subsidiaries or affiliates during the period commencing on the date of this Fee Letter and ending on January 11, 2005 equal to one percent (1%) of the total line limits provided by any such financing. Such fee will be due and payable, and fully earned, simultaneous with the closing of any such financing; provided however, that such fee will be prorated to the extent that the term or extension of such financing is less that 1 year.

                  In addition, provided that the Closing Date referred to in the Commitment Letter occurs, Clearwing shall have a right of first refusal on 50% of all proposed whole loan sales and securitization transactions.

                  It is understood and agreed that this Fee Letter does not constitute nor shall it give rise to any obligation to provide any financing; such obligation arises only to the extent provided in the Commitment Letter, if it is accepted strictly in accordance with its terms. Upon your acceptance of the Commitment Letter, please wire the Work Fee referenced in the Commitment Letter in the amount of $1,000,000 and the Commitment Fee referenced above in the amount of $3,625,000, for a total of $4,625,000 as follows:

      BANK NAME:         Citibank
      BANK ADDRESS:      153 East 53rd Street, New York, N.Y. 10043
      ABA NUMBER:        021000089
      ACCOUNT NUMBER:    37155049
      ACCOUNT NAME:      Paul, Hastings, Janofsky & Walker, LLP - Attorney Trust
      REFERENCE:         25554.00002

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                  Except as provided in the Commitment Letter, you are not
authorized to show or circulate this letter or disclose the terms hereof to any other person or entity (other than your legal and financial advisors in connection with your evaluation hereof) without our prior consent. If this Fee Letter is not accepted by you, you are directed to immediately return this Fee Letter (and any copies hereof) to the undersigned. In any event, neither you nor your advisors are authorized to disclose the terms hereof (or file copies hereof) in any public filings or announcements made by you, without our prior written consent, except to the extent required by law, it being understood that in such event you shall first give Lender prior written notice thereof.

                  This Fee Letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. This Fee Letter may not be amended or modified except by a writing executed by each of the parties hereto.

                  This Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Fee Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this Fee Letter.

                                             Very truly yours,

                                             CLEARWING CAPITAL, LLC


                                             By  /s/ Gregory L. Segall
                                                 -------------------------------
                                                 Name:  Gregory L. Segall
                                                 Title:  Authorized Signatory


Accepted and Agreed to this
22nd day of September, 2003


AMERICAN BUSINESS FINANCIAL SERVICES, INC.


By:    /s/ Anthony J. Santilli, Jr.
       ------------------------------------
       Name:  Anthony J. Santilli, Jr.
       Title:  Chairman, Director,
       Chief Executive Officer
       and Chief Operating Officer


AMERICAN BUSINESS CREDIT, INC.


By:    /s/ Anthony J. Santilli, Jr.
       ------------------------------------
       Name:  Anthony J. Santilli, Jr.
       Title:  Chairman


AMERICAN BUSINESS MORTGAGE SERVICES, INC.


By:    /s/ Anthony J. Santilli, Jr.
       ------------------------------------
       Name:  Anthony J. Santilli, Jr.
       Title:  Chairman


HOMEAMERICAN CREDIT, INC.,
D/B/A UPLAND MORTGAGE


By:    /s/ Anthony J. Santilli, Jr.
       ------------------------------------
       Name:  Anthony J. Santilli, Jr.
       Title:  Chairman and President